UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 10-12g

           GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of The Securities Exchange Act of 1934


                Gold Star Tutoring Services, Inc.
         ----------------------------------------------
         (Name of Small Business Issuer in its charter)


           Florida                                   26-1559146
   ------------------------                     ----------------------
   (State of Incorporation)                         (IRS Employer
                                                Identification number)

             4111 NW 28th Way  Boca Raton, FL 33434
             --------------------------------------
                     (Address and Zip Code of
                  principal executive offices)

                 (561) 988-0708 * (561) 866-5566
                 -------------------------------
                   (Issuer's telephone number)

                     www. goldstartutors.net
                 -------------------------------
                 (Registrant's Internet Website)

                            copy to:
                     Stewart A. Merkin, Esq.
                     -----------------------
                       444 Brickell Avenue
                         Miami, FL 33131
                         (305) 357-5556


   Securities to be registered pursuant to Section 12(b) of the Act:

                                None

   Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, $.001 Par Value
                  -----------------------------
                        (Title of Class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, 80or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Check One:

      Large accelerated filer [ ]     Accelerated filer: [ ]
      Non-accelerated filer   [ ]     Smaller reporting company [X]

                Gold Star Tutoring Services, Inc.

                        TABLE OF CONTENTS


                                                                       Page
                                                                       ----
Item 1.   Description of Business
          (a) Business Development
              1.  Formation of Gold Star Tutoring Services, Inc.        4
          (b) Business of Issuer
              1.  Principal Products and Services
              2.  Market
              3.  Services
              4.  Competition
              5.  Sources of Supply
              6.  Major Customers
              7.  Patents, Trademarks, Licenses, etc.
            8-9.  Government Regulation and Approval
             10.  Research and Development
             11.  Environmental Compliance
             12.  Employees
          (c) Reports to Shareholders

Item 2.   Financial Information.                                        8
Item 3.   Description of Property.                                      8
Item 4.   Security Ownership of Certain Beneficial Owners and
            Management.                                                 8
Item 5.   Directors and Executive Officers.                             9
Item 6.   Executive Compensation.                                       9
Item 7.   Certain Relationships and Related Transactions.               10
Item 8.   Legal Proceedings.                                            11
Item 9.   Market Price of, and Dividends on Registrants Common
            Equity and Related Stockholder Matters.                     11
Item 10.  Recent Sales of Unregistered Securities.                      12
Item 11.  Description of Registrant's Securities Being
            Registered.                                                 13
Item 12.  Indemnification of Directors and Officers.                    14
Item 13.  Financial Statements and Supplementary Data.                  15
Item 14.  Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosure.                        25
Item 15.  Financial Statements and Exhibits.                            25

          Index to Exhibits
          Description of Exhibits

         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Registration on Form 10-12g (the "Registration") contains "forward-looking statements" that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are "forward-looking statements", including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management's beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as "may", "will", "should", "could", "would", "predicts", "potential", "continue", "expects", "anticipates", "future", "intends", "plans", "believes", "estimates" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

*  our ability to attract and retain additional management;
*  our growth strategies;
*  anticipated trends in our business;
*  our future results of operations;
*  the impact of government regulation;
* our financial position, business strategy and objectives for future operations;
*  our competition;
* the ability of management to formulate our goals and execute our business plans to attain the goals;
* general economic, technological, political and geopolitical factors that may negatively affect our business operations.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management's belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings ``Risk factors'', ``Management's discussion and analysis of financial condition and results of operations'', ``Business'' and elsewhere in this report.

In this Registration Statement on Form 10-12g, the words
"Company," "the Company," "us,", "we" and "our" refer to Gold
Star Tutoring Services, Inc., a Florida corporation, unless the context requires otherwise. References herein to the "Securities
Act" shall mean the "Securities Act of 1933, as amended";
references herein to the "Exchange Act" shall mean the "Securities Exchange Act of 1934, as amended".

ITEM 1. DESCRIPTION OF BUSINESS.

(a) Business Development.
Formation of Gold Star Tutoring Services, Inc.:
Gold Star Tutoring Services, Inc., ("Gold Star", "GST", "We",
"Our" or "the Company") was organized under the laws of the State of Florida on December 10, 2007; and is presently a developmental stage enterprise with no operating history.

(b) Business of Issuer:
Principal Products and Services. GST is in the initial stage of developing an educational instructional tutoring service-initially in Palm Beach County, Florida. We have reserved www.Goldstartutors.net for our Company website - to be used for advertising and promotional purposes as well as to offer specialized educational programs and instructional aids.

We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our two executive officers, Mindy Kline and Robert Kline to conduct GST's business and generate revenues; if we lose the services of either or both of them it could severely affect our ability to fully develop our educational tutoring business. Mr. Kline is currently devoting a minimum of twenty hours per week to the affairs of GST.

GST will offer individualized tutoring to students from pre-school through high school. It will offer services to both the general and special education student populations. The company's services will be provided by highly trained and experienced teachers and former teachers who are trained, qualified and in some cases certified in the specific educational areas that are required by the students. Tutoring will be done from the company's office as well as our by staff and management making house calls to best meet the individual student's needs.

Pre-School Tutoring:
Our focus will include the following subjects:

  1. Pre-Reading Skills: Learning to recognize the upper and lowercase letters, sequencing, sound/symbol relationship, as needed.
  2. Pre-Arithmetic: counting, number recognition, and one to one correspondence
  3. Handwriting: letter formation, using Handwriting Without Tears, a unique writing program, designed by an occupational therapist.
  4.   Sequencing
  5. Fine Motor Skills: stringing, cutting with scissors, buttoning, zippers.
  6.   Auditory and Visual Processing Skills

Elementary School Tutoring:
Our focus will include the following developmental and learning arenas:
  1. Phonics: sound/symbol relationship, using Orton Gillingham, a multi-sensory approach to phonics. The Orton-Gillingham teacher introduces the elements of the language systematically. Students begin by reading and writing sounds in isolation. Then they blend the sounds into syllables and words. Students learn the elements of language, e.g., consonants, vowels, digraphs, blends, and diphthongs, in an orderly fashion. They then proceed to advanced structural elements such as syllable types, roots, and affixes. As students learn new material, they continue to review old material to the level of automaticity. The teacher addresses vocabulary, sentence structure, composition, and reading comprehension in a similar structured, sequential, and cumulative manner.

  2. Reading Comprehension: main Idea, reading for details, author's purpose, fact and opinion.
  3. Arithmetic: addition, subtraction, multiplication, division, money, time, using a time line, word problems, and critical thinking skills.
  4. Composition Writing: paragraph and essay composition, using Framing Your Thoughts, a multi-sensory approach to sentence and paragraph structure.
  5.   Handwriting: manuscript and cursive
  6.   Test Taking Strategies.
  7.   Organizational and Study skills.

Middle School and High School Tutoring: will be customized to match the students course load, as well as remediation where needed. Emphasis will be placed on study and organizational skills. We expect to offer FCAT and SAT preparation.

Special Education Student Services: Attending Individualized Educational Program (I.E.P.) meetings and making any necessary recommendations for special accommodations or modifications. Employing techniques designed specifically for students with special needs. Special needs students will include learning disabled, attention deficit disorder, autism, Aspergers and mentally handicapped. Tutors will coordinate with other specialists (occupational, physical, speech) as needed.

Marketing: Gold Star will market its tutoring services to local public and private schools. We will meet with professionals at the schools including teachers, principals and guidance counselors. We anticipate that we will also market to specialists in the field such as Occupational Therapists, Physical Therapists and Speech-Language Therapists within the community. The initial marketing plan will be to focus on the staff's wealth of contacts and experience within the Palm Beach County School District. Sales and marketing brochures describing all the company's services will be distributed to above-mentioned groups of professional educators and specialists as well as to other individuals who can refer students to the company.

GST will employ tutors with experience in teaching the specific subjects assigned to them. The company will make every effort to assure that its staff interacts whenever possible with the student's current teachers offering continual progress reports.

Advertising: In its initial stage the company will use print as its primary advertising medium. It will concentrate on local publications distributed in the Palm Beach County area. In addition, the company will advertise in school newspapers, magazines, and newsletters. It will also utilize select trade publications.

The Internet: The company intends to create an interactive website that will be used as a marketing device and as a teaching tool. Software programs for many different subjects and age groups will be loaded onto the website and occasionally utilized by the students as both a learning device and for homework assignments. With this in mind, the company has reserved the website address www. Goldstartutors.net.


Our Customer Markets:
--------------------
Customers/Clients. Our initial primary market includes the school population within the target area for our services, i.e., Palm
Beach County, Florida.

Distribution Methods of the products or services. We expect to employ a variety of generally accepted marketing methods for advertising and promoting GST's tutoring services, including direct mail, Internet "Opt-in" email, telephone and targeted media advertising and promotion of our proprietary website.

Status of publicly announced new product or services.
GST has not made any public disclosures or announcements of any proposed products or services. Presently there are no such products or services other than as disclosed in this registration statement.

Competitive business conditions.
There are many individuals, firms, and other business entities, that are engaged in the private educational tutoring services business. Based upon available financing for advertising, marketing and promotion of services, the number of persons in management and other employees, combined with the experience of conducting a successful tutoring business GST is presently an insignificant entity in our chosen business the we expect that we shall remain so for the near future.

Dependence on one or a few major customers.
Presently being in the development stage, GST has no clients or customers. We have no reasonable criteria to predict whether or not we will become dependent on one or but a few major customers for future revenues.

Patents, Trademarks, Licenses, etc. We have no patents or registered trademarks at the present time. Management intends to protect to the fullest extent possible, any intellectual property that we develop or acquire during the normal course of conducting our business operations.

Government Regulation and Approval. GST is not required to obtain any particular government approvals to offer its proposed services other than local and county business licenses.

Research and Development. GST has not spent, nor do we contemplate spending, any funds on product or service research or development.

Environmental Compliance.
We have no product or contemplated service that has any direct or known indirect impact on the environment, and therefore do not anticipate any significant costs to comply with governmental
Environment laws and regulations.

(c) Reports to Security Holders. By voluntarily submitting this Form 10 registration statement under the Securities Exchange Act of 1934 ("Exchange Act") we seek to qualify as a reporting entity;
GST assumes the obligation to provide its shareholders with audited annual reports (Form 10KSB) and unaudited reviewed quarterly statements (Form 10QSB). All reports, or direct links, filed by us will also be available on our own website (www.Goldstartutors.net) as well as the SEC's website
(www.sec.gov) and will be available at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information regarding operation of the Public
Reference Room by calling 1 800-SEC-0330.


Facilities and computer equipment.
---------------------------------
Initially we are using the principal residence of our officers as our corporate headquarters. Depending upon available financing, we anticipate that appropriate office facilities ranging from 500 to 1,000 sq. ft. may be required to conduct the operations of GST. Initially the Company will use the personal computers owned by management; eventually, depending upon available financing we expect to have a variety of computer equipment available for student use during tutoring sessions. Presently we have no estimate of the quantity of computers that will be necessary for us to conduct business operations, only that we expect to acquire such technology as we need to conduct the proposed business operations.

Learning Center.
---------------
We anticipate as our working capital position is enhanced that we will begin to conduct our tutoring operations from either a retail storefront Learning Center, or an office location in Palm Beach County, Florida. Whether we acquire an operating facility or create our own, we expect that it will be a modern and attractive technologically equipped atmosphere, which enables students to have a positive experience while augmenting their learning abilities.

We are evaluating the possibility of conducting a registered initial public offering of our common stock during 2008 or early in 2009. No assurances are intended that any private or public funding will be available to us, or if available that it would be available on terms favorable to GST. Our failure to raise the required working capital funds will prevent us from effectuating the proposed marketing efforts, and may cause GST to cease operations.

Revenues.
--------
We have had no revenues from our inception to the date hereof, and do not anticipate any significant revenues until we begin our intended tutoring service sometime in the second half of 2008. Until then we are concentrating our efforts on preparing our marketing and introducing our Company to other teaching professionals and prospective clients.

Control of Business Operations.
------------------------------
The principal shareholders of GST own approximately 75% of the shares and have effective control of all aspects of GST's operations and business plans. By their control of the election of directors, they are in a position to collectively direct the nature of our business, including fund raising, acquisitions of assets and issuance of additional shares of common and or preferred stock. In the event that a public market for the shares of GST does not develop or if developed is not maintained, other shareholders may find that there is no market for their shares at the time they would otherwise be eligible to publicly sell their shares pursuant to the securities laws then in effect. While Management expects to take whatever steps in the future may be required to have a public market develop, there is no intent to assure that a viable market will ever develop or if developed, would be maintained for any specific duration.

Competition.
-----------
For the foreseeable future, GST will remain an insignificant participant in its chosen business among the firms and individuals engaged in providing educational tutoring services, as well as those public and private companies seeking to enhance their own shareholder's equity through the acquisition of one or more operating business entities. There are established firms and venture capital organizations, which have significantly greater resources - financial and personnel - as well as greater technical expertise than GST has or can expect to have in the near future. In view of our limited financial resources we will continue to be at a significant competitive disadvantage.

Board of Advisors. Management has nominated and appointed
-----------------
Penny Bolt, a licensed teacher with school administration experience, to our Board of Advisors. Mrs. Bolt is licensed in the states of Florida and Georgia. She is a 1990 graduate of Florida International University with a B.A. degree in Elementary Education. She has taught in several private and public schools. During the past five years Mrs. Bolt has been a substitute teacher at several public and private schools in Jacksonville, Florida and in Brunswick, Georgia while raising her family.

ITEM 2.  FINANCIAL INFORMATION.

Management's Discussion and Analysis of Financial Condition and
Plan of Operations
Results of Operations.

Liquidity and Capital Resources.
-------------------------------
GST has limited funding at the present time, and expect that future expansion of the services which we anticipate offering will require significant private and or public financing, in the form of debt and or equity capital. Pending our attaining a sufficient level of working capital we expect to conduct operations on a small scale, i.e., with a minimal number of tutors available to provide basic tutoring services in our target market.

Results of Operations.
---------------------
As a development stage entity, GST has had no revenues since its inception, and management is unable to provide any specific dates that operating revenues or net profits will be obtained.

Plan of Operation. Our current plan of operation is to:
-----------------
1. Seek additional private and or public working capital financing;
2. Qualify as a 12g "reporting" Company to enhance our ability to raise working capital funding, and to attract and retain qualified tutors and other employees;
3.  Develop our proprietary Internet website.
4. Develop our marketing plan to advertise and promote our tutoring services, among teaching professionals and our targeted client base.


ITEM 3. DESCRIPTION OF PROPERTY.

We have no property at this time and have no agreements to acquire any property.


ITEM  4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

The following table sets forth each person we know to be the beneficial owner of five percent or more of our common stock, all directors and officers individually and as a group. There are no shares of Preferred stock issued and outstanding. Each person named has sole voting and investment power with respect to the shares shown:

Name and Address                 Amount of Beneficial    Percentage of Class
of Beneficial  Owner                   Ownership           Common Stock(2)
-----------------------------------------------------------------------------
Mindy Kline (1)                          900,000 (2)            37.50%

Robert M. Kline (1)                      900,000 (2)            37.50%

                                      ----------               -------
Officers and Directors
  as a Group (2 Persons)               1,800,000                75.00%

-----------------

(1)  Shareholder's address is 4111 28th Way, Boca Raton, Fl 33434.
(2)  Total Shares Issued and Outstanding as of March 31, 2008
     = 2,400,000
(3) Shareholder is deemed a "founder", as defined by the Securities Act of 1933, as amended.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Set forth below is the name of each director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

     Name             Age       Positions and Offices Held
------------------    ---       --------------------------

Mindy Kline           45        Chairman/CEO/President

Robert  M.  Kline     51        Secretary/Treasurer,
                                Chief Financial Officer
                                and Director

Mindy Kline, co-founder, Chairman of the Board, CEO and President since inception graduated in 1984 from Indiana University, having received a B.S. in Education degree; her major area of concentration was in Specific Learning Disabilities and she minored in Emotional Handicap. She later attended Florida International University and studied Early Childhood Special Education. Mrs. Kline was employed as a teacher and director of Developmental Resource Center, in both Hollywood and Miami, Florida; where she had responsibility for overseeing teachers, staff development, marketing, and initial intake with parents. She later worked at Center for Pediatric Therapy, where she was the Educational Specialist. Her duties included teaching special needs preschool class, individual tutoring, assessment and assisting in mainstreaming students into a public school setting. After funding, Mindy Kline will work full-time for the company.

Robert M. Kline, co-founder, Director, Secretary and Treasurer is a 1978 graduate of the College of Business at the University of Maryland, receiving a B.S. in Business degree. After graduating, he worked in the field of investment banking and held various positions including; general securities principal, options principal and registered representative until he retired in 1991. After that, he was co-founder and Executive Vice-President of 2000 T-Shirts, Inc. a wholesale clothing company and designer of name drop resort wear for key tourism destinations throughout North America, the Caribbean, and the Far East. Since selling 2000 T-Shirts in 2002, Mr. Kline has been a licensed mortgage broker at various mortgage companies. He continues operations in this field presently. After funding, it is expected that Mr. Kline will devote a substantial portion of his time to the company. Robert and Mindy Kline are husband and wife.

Directors Term of Office. Directors hold office until their
------------------------
successors have been elected, and qualified, at the next annual meetings.


ITEM 6. EXECUTIVE COMPENSATION.

Compensation.
------------
No compensation was paid to GST's officers during our 2007 initial fiscal year. Although there are no specific plans or existing commitments to pay compensation to the officers during the next 12 months, depending upon the availability of working capital the board may at any time determine to pay appropriate compensation.

Option/SAR Grants in Last Fiscal Year (Individual Grants).
-------------------------------------
We did not grant any stock option or stock appreciation rights in its last fiscal year. By written consent pursuant to Florida Statutes, in December, 2007 the shareholders of GST approved the adoption of the "2008 Incentive Stock Option/Stock Issuance Plan", established to comply with IRS requirements for a Qualified Incentive Stock Option Plan. The board of directors may authorize the issuance of shares and or options to acquire shares, as incentives for services contributed or to be contributed for the benefit of GST. This plan covers Directors, Officers, Employees, Consultants and Advisors. Presently there are no other - retirement, pension, profit sharing, medical, insurance or other similar employee benefit plans.

Aggregated Option/SAE Exercises in Last Fiscal Year And Fiscal
-------------------------------
Year-End - We have never issued stock options.

Option/SAR Values.
-----------------
GST has not issued any options nor were any options exercised.

Long Term Incentive Plans-Awards in Last Fiscal Year.
--------------------------------
GST has no long-term incentive plans other than the Incentive
Stock Option Plan described above.

Compensation of Directors.
-------------------------
No compensation was paid to the directors during the December 31, 2007 fiscal year. In the future, directors may be reimbursed for actual expenses incurred for each annual meeting of the Board which they attend.

Employment Contracts.
--------------------
Presently we have no written employment agreements with either of our officers and do not contemplate having any until such time as our working capital enables us to hire additional executive personnel.

Report on Repricing of Options/SARS.
-----------------------------------
GST has not repriced any options or stock appropriation rights in its last fiscal year.

Possible Conflicts of Interest. Code of Ethics.
----------------------------------------------
We have not yet adopted a code of ethics regarding our executive officers at this time. We plan to adopt a formal code of ethics prior to expanding management and at the appropriate time we will make such code available on our corporate website and publicly disclosed in an a Form 8K filing, at the time of its adoption.

To protect the interests of the shareholders, the board has adopted the following resolutions regarding possible management conflict of interest situations.

1. Both Directors and officers have agreed that they will provide their services to GST on a priority basis and that any possible conflict of interest will be decided in favor of GST.

2. Additional conflicts of interest and non-arms length transactions may also arise in the future. By resolution of the board of directors, GST has adopted a policy that it will not - without the written consent of the Shareholders, enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest. No Officer shall receive any compensation for finding or negotiating a future acquisition or other business transaction.


ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Board of Directors approved the issuance of a total of 15,000 common shares in exchange for professional services in connection with this Form 10 Registration Statement, the sale at par value of 50,000 shares to an individual who has agreed to serve on our initial Advisory Board, 50,000 shares to the mother of our President in consideration of her assistance in the creation of our business plan, and a distribution of 35,000 common shares, valued at the $0.001 par value, to friends and acquaintances for the purpose of assisting the Company in creating a future public trading market for our shares.

ITEM 8.   LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against GST.

ITEM  9.  MARKET PRICE OF, AND DIVIDENDS ON REGISTRANTS COMMON
          EQUITY AND RELATED STOCKHOLDER MATTERS.

Trading Market. There is no trading market for GST's common stock
--------------
at present and there never has been a trading market. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Presently there are no shares of GST that would be qualified as "free trading". We anticipate that at some point in the future when there are such free trading shares available, GST would seek the services of an FINRA licensed market-maker to submit the appropriate Form 15c-211 to the Financial Regulatory Agency (successor to the National Association of Securities Dealers, Inc.) for the purpose of obtaining trading privileges for our shares, and to be quoted in the electronic "pink sheets".

IF, AS AND WHEN, THERE IS A TRADING MARKET FOR OUR SHARES, THE
MARKET PRICE OF OUR  COMMON STOCK MAY BE ADVERSELY AFFECTED BY
SEVERAL FACTORS.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

       *  our ability to execute our business plan;
       *  operating results are below expectations;
       *  loss of any strategic relationship;
       *  industry developments;
       *  economic and other external factors; and
       *  period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the future market price of our common stock.

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies, which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, the presently issued and outstanding shares will not be registered for public sales. We are required to, and will file reports under Section 13 of the Exchange Act.

Future public sales of shares of our common stock will only be permissible pursuant to appropriate exemptions from registration, or providing that such shares offered for sale are covered by an effective registration statement; or in compliance with Rule 144 under the Act. Sales in the secondary market by the holders thereof, subject to certain conditions, may be made pursuant to
Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

Holders. Presently there are approximately 43 common stock
-------
holders of record. All issued and outstanding shares were issued pursuant to the non-public transaction exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends. GST has not paid any dividends to date, and has no
---------
plans to do so in the immediate future.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES

During the period from our inception on December 10, 2007 through December 31, 2007, in exchange for the aggregate cash consideration of $45,000, and the Company's business plan as well as certain preincorporation consulting services, we issued, at the $0.001 par value a total of 1,800,000 common shares to our founders, 15,000 shares to our legal counsel, 50,000 shares to our Advisory Board member and 50,000 shares to one individual for consulting services; additionally the Board approved the grant and issuance of a total of 35,000 shares to approximately 34 friends, relatives and business acquaintances of management at par value to assist in creating a trading market for the shares of the Company. Following is a complete list of our of record and beneficial Shareholders:

Mindy Kline               Boca Raton      FL  33434   900,000
Robert Kline              Boca Raton      FL  33434   900,000
Herbert Jay Cohen         Weston          FL  33327   100,000
Cynthia  Wohl             Boca Raton      FL  33432   100,000
Martin L. Markowitz       Boca Raton      FL  33496   200,000
Penny Bolt                Brunswick       GA  31523    50,000
Martin E. Karns           Boca Raton      FL  33484    50,000
Ferne Karns               Boca Raton      FL  33484    50,000
Stewart A. Merkin, Esq.   Miami           FL  33131    15,000
Ori Baylin                Ft. Lauderdale  FL  33312     1,000
Stacy Binder              Boca Raton      FL  33433     1,000
Michael Brennan           Muttontown      NY  11791     1,000
Mitchell Cassel           Demarest        NJ  07627     1,000
Karen Cruz                Delray Beach    FL  33444     1,000
Maurice Dell              Boca Raton      FL  33433     1,000
Andrea Dolgin             Odessa          FL  33556     1,000
Robert Engler             Boca Raton      FL  33496     1,000
Timothy R. Finewood       Boca Raton      FL  33487     1,000
Brian Gerber              Miami Beach     FL  33141     1,000
Ilene Gilbert             Plantation      FL  33324     1,000
D. Andrew Goddard         Tampa           FL  33629     1,000
Sheri Hillman             Delray Beach    FL  33444     1,000
John Hink                 Ft. Lauderdale  FL  33301     1,000
David Infantino           Boca Raton      FL  33432     1,000
Robert Jason              Muttontown      NY  11791     1,000
Paul Kline                Hauppage        NY  11788     1,000
Gregory Kline             Fairfax         VA  22031     1,000
Debbie Kline              Nanuet          NY  10954     1,000
Kathy Knee                Plantation      FL  33324     1,000
Brian Lemberger           Calabassas      CA  91302     2,000
Susan Lemberger           Calabassas      CA  91302     1,000
Mark  Maffei              Deerfield Beach FL  33442     1,000
Susan Markowitz           Boca Raton      FL  33496     1,000
Miriam Plaschinski        Boca Raton      FL  33487     1,000
Monique Posner            Highland Beach  FL  33487     1,000
William Prince            Alpharetta      GA  30004     1,000
Edward Ronin              Boca Raton      FL  33468     1,000
Patricia Sarno            Boca Raton      FL  33432     1,000
Louis Saslow              Deerfield Beach FL  33442     1,000
Allan Sheres              Boca Raton      FL  33496     1,000

Claire Sheres             Boca Raton      FL  33496     1,000
Francois Vallet           Boca Raton      FL  33487     1,000
Neil Wasserman            Boca Raton      FL  33486     1,000


There were no underwriters involved in any of the foregoing transactions. We believe that all of the shares issued by us were done so in transactions that did not involve a public offering, and such issuances were made in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Shareholder Relationships.
-------------------------
The principal shareholders, Robert M. Kline and Mindy Kline, are husband and wife. Martin E. Karns and Ferne Karns are husband and wife and they are the parents of Mindy Kline. Paul Kline is Robert Kline's brother and is the father of Gregory Kline. Debbie Kline is the former wife of Robert M. Kline. Brian Lemberger, is a cousin of Robert M. Kline; Susan Lemberger is Brian Lemberger's wife. Andrea Dolgin is the sister of Mindy Kline. There are no other known familial relationships among the remaining shareholders.


ITEM 11.   DESCRIPTION OF REGISTRANT'S SECURITIES BEING REGISTERED.

Capital Stock. Our Articles of Incorporation authorizes the
-------------
issuance of 65,000,000 Shares of Capital Stock - designated as a) 60,000,000 shares of Common Stock, par value of $0.001 per share; and b) 5,000,000 Shares of Preferred Stock - (i) 3,000,000 shares of which are designated as Series I Convertible Preferred Stock ($0.001 par value); and (ii) 2,000,000 no-par value Preferred shares remain undesignated.

Common Stock. The holders of common stock are entitled to one
------------
vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore. Upon a liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding preferred stock. Common stock holders have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock. We are authorized to issue up to 5,000,000
---------------
Shares of preferred stock. Future issuance of preferred shares, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of GST's shareholders the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable rules of a securities exchange. We have no present plans or commitments to issue any preferred stock.

Voting Rights Control. Each share of authorized Capital Stock
---------------------
(common stock and preferred stock) is entitled to one vote. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

Dividend Policy. We have never declared or paid a cash dividend
---------------
on our Common Stock, nor do we have any plan or intent to do so in the near future. It is anticipated that all earnings will be retained to provide working capital for the implementation of the business plan, until such time as the directors shall, in their sole discretion, declare that our working capital requirements and cash position will permit a cash distribution to shareholders. Stock dividends may however, be declared, from time to time, in the sole discretion of the board of directors. No stock dividends have ever been declared.

Transfer Agent. We intend to act as our own transfer agent for
--------------
all shares of capital stock issued until such time as our shares are approved for public trading; at which time we intend to appoint an SEC registered stock transfer agent to perform such services.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 607.0850 of the General Corporation Law of the State of Florida provides that the Articles of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) (relating to liability for unauthorized acquisitions or redemption of, or dividends on, capital stock) of the General Corporation Law of the State of Florida, or (iv) for any transaction from which the director derived an improper personal benefit. GST's Articles of Incorporation contains the following provision: "Article 10. This Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law."

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING GST PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.



     REPORT OF INDEPENDENT REGISTERED
          PUBLIC ACCOUNTING FIRM                             F - 1

     FINANCIAL STATEMENTS

       Balance Sheet, as of December 31, 2007                F - 2

       Statement of Operations for the period from
          December 10, 2007 (Inception) through
          December 31, 2007                                  F - 3

       Statement of Changes in Stockholders' Equity
          for the period from December 10, 2007
          (Inception) through December 31, 2007              F - 4

       Statement of Cash Flows for the period from
          December 10, 2007 (Inception) through
          December 31, 2007                                  F - 5

      Notes to Financial Statements                          F - 6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Gold Star Tutoring Services, Inc.

We have audited the accompanying balance sheet of Gold Star Tutoring Services, Inc. ("the Company") (a development stage company) as of December 31, 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from December 10, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Star Tutoring Services, Inc. (a development stage company) as of December 31, 2007, and the results of its operations and its cash flows for the period from December 10, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's lack of revenues, limited assets and loss from operations during the development stage raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Berkovits & Company, LLP
Ft. Lauderdale, Florida
March 20, 2008






                                 F-1

                   GOLD STAR TUTORING SERVICES, INC.
                     (A Development Stage Company)
                            BALANCE SHEET
                          December 31, 2007



                               ASSETS
                               ------

         Current Assets:

         Cash                                       $  45,115
                                                    ---------

           TOTAL CURRENT ASSETS                     $  45,115
                                                    =========


                        STOCKHOLDERS' EQUITY
                        --------------------

         Common Stock, $0.001 par value;
           Authorized 60,000,000 shares;
           Issued and Outstanding
           2,400,000 shares                         $    2,400

         Additional paid-In Capital                     44,550

         Deficit Accumulated during Development
           Stage                                        (1,835)
                                                    ----------

    TOTAL STOCKHOLDERS' EQUITY                      $   45,115
                                                    ==========

















          The accompanying notes are an integral part of these financial statements

                GOLD STAR TUTORING SERVICES, INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION)
                     THROUGH DECEMBER 31, 2007




         Revenues                                   $        -
                                                    ----------
         Expenses:
           Consulting fees                               1,800
           Promotion expense                                35
                                                    ----------
         Total expenses                                  1,835
                                                    ----------

         Net loss                                   $   (1,835)
                                                    ==========


         Net Loss per share-basic and diluted       $   (    -)
                                                    ==========

         Weighted average number of shares
           outstanding
           - basic and diluted                       1,972,727
                                                    ==========






















          The accompanying notes are an integral part of these financial statements

                GOLD STAR TUTORING SERVICES, INC.
                  (A Development Stage Company)
           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION)
                    THROUGH DECEMBER 31, 2007


                                                                  Deficit
                                                                Accumulated
                                                   Additional     During
                                Common Stock         Paid-In    Development     Total
                               Shares    Amount      Capital       Stage        Equity
                              ----------------------------------------------------------
Common stock issued for
  consulting services
  @ $0.001 per share          1,800,000  $ 1,800   $        -   $         -    $   1,800

Common stock sold for cash
  at 0.10 per share             450,000      450       44,550             -       45,000

Common stock sold at $0.001
  per share                     115,000      115            -             -          115

Shares gifted for future
  trading purposes @ $0.001      35,000       35            -             -           35

 Net Loss                             -        -            -        (1,835)      (1,835)
                              ----------------------------------------------------------

 Balance, December 31, 2007   2,400,000  $ 2,400   $   44,550   $    (1,835)   $  45,115
                              ==========================================================















          The accompanying notes are an integral part of these financial statements


                               F-4

                GOLD STAR TUTORING SERVICES, INC.
                 (A Development Stage Company)
                     STATEMENT OF CASH FLOW
     FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION) THROUGH
                       DECEMBER 31, 2007


     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                      $   (1,835)

       Adjustments to reconcile net loss to
         net cash used in operating activities:

       Stock issued for consulting and promotion
         expenses                                         1,835
                                                     ----------

       Net cash used in operating activities                  -
                                                     ----------

       CASH FLOWS FROM FINANCING ACTIVITIES:
         Sale of common stock                            45,115
                                                     ----------

         Net cash provided by financing activities       45,115
                                                     ----------

         Net increase in cash                            45,115

         Cash, beginning of period                            -
                                                     ----------

         Cash, end of period                         $   45,115
                                                     ==========







          The accompanying notes are an integral part of these financial statements

                 GOLD STAR TUTORING SERVICES, INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                        December 31, 2007

Note 1  -  Organization and Summary of Significant Accounting
           Policies.

Organization.

Gold Star Tutoring Services, Inc. ("we", "us" or "our company") was incorporated in the State of Florida on December 10, 2007 primarily to engage in providing a wide range of tutoring services to underachieving students in the South Florida counties of Palm Beach, Broward and Miami-Dade.

Nature of Operations.

To date the Company has had no operations other than the issuance of an aggregate of 2,400,000 shares of common stock for a business plan, pre-incorporation services and cash.

Ability to Continue as a Going Concern.

We are a development stage company with no revenue, limited assets and a loss from operations. There can be no assurance that upon implementing our business plan, we will be successful or that we will start producing sufficient revenues to maintain our operations. The Company's ability to execute its business plan will depend on its ability to obtain additional funding and achieve a profitable level of operations. There can be no assurance that sufficient funding will be obtained. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable. The foregoing matters raise substantial doubt about our ability to continue as a going concern.

The Company raised working capital through the sale of Common shares to four individuals, in non-public transactions pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. Management is considering raising additional working capital through an initial public offering. In the event that, for any reason whatsoever a registered offering is not undertaken, the Company may seek additional private funding, through either equity or debt financing.

Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Fair Value of Financial Instruments.

The carrying value of the Company's financial instruments, including cash and accrued expenses, approximate their fair value because of their relatively short maturities.

                 GOLD STAR TUTORING SERVICES, INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                        December 31, 2007

Note 1 - Organization and Summary of Significant Accounting
         Policies. (continued)

Income Taxes.

The Company accounts for income taxes following the asset and liability method in accordance with statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Concentration of Credit Risk.

We maintain our cash in a bank deposit account, which at times, may exceed federally insured limits.

Net Loss Per Share.

We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Recent Accounting Pronouncements and Interpretations.

In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 was to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, "Fair Value Measurements". An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is evaluating the impact of the adoption of SFAS No. 159 could have on the Company's financial statements.

                 GOLD STAR TUTORING SERVICES, INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                        December 31, 2007


Note 1 - Organization and Summary of Significant Accounting
         Policies. (continued)

Recent Accounting Pronouncements and Interpretations. (continued)

FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of SFAS 157 on its financial statements.

Note 2 - Provision For Income Taxes.

The Company's operations for the period ended December 31, 2007 resulted in a loss, thus no income taxes have been reflected in the accompanying financial statements.

Significant components of the Company's deferred tax assets and liabilities for federal and state tax purposes are as follows:

                                      December 31, 2007
                                      -----------------

          Total deferred tax asset         $    600
          Valuation allowance                  (600)
                                           --------
          Net deferred tax asset           $      -
                                           ========



As of December 31, 2007, the Company has concluded that it is more likely than not that it will not realize any deferred tax assets arising from its net operating loss and has provided a valuation allowance against the entire balance.

Utilization of some of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The Company's net operating loss carryforward will expire in 2027.

                 GOLD STAR TUTORING SERVICES, INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                        December 31, 2007

Note 3 - Stockholders' Equity.

Our certificate of incorporation authorizes the issuance of 60,000,000 shares of common stock, par value $0.001 as well as 5,000,000 shares of preferred stock as follows, 3,000,000 Series I convertible preferred shares having the par value $0.001 and 2,000,000 undesignated preferred shares with no par value. To the date the Company has not issued any preferred stock.

The Company issued in December 2007:

     i) a total of 1,800,000 shares of common stock to the Company's founders, officers and directors for consulting services;
     ii) a total of 450,000 shares of common stock were sold to four investors at $.10 per share for aggregate proceeds of $45,000;
     iii) a total of 115,000 shares of common stock were sold at $.001 per share to three individuals for aggregate proceeds of $115;
     iv) a total of 35,000 shares were given to 35 individuals, friends and or relatives of management, for the purpose of assisting the Company in creating a future trading market for its common shares.


Note 4 - Related Party Transactions.

The Company is presently operating from the residence of its controlling stockholders at no cost. There was no compensation paid to officers of the Company during the period ended December
31, 2007.

Note 5 - Incentive Stock Option and Stock Issuance Plan.

The Company established an Incentive Stock Issuance Plan (the "Plan") to provide eligible persons in the Company's employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive to remain with the Company. The Plan is divided into two equity programs: (1) the option grant program under which eligible persons may be granted options to purchase common stock and (2) the stock issuance program under which eligible persons may be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company. The exercise price per share and terms shall be fixed by the Company's Board of Directors at the time of the option grant.

The maximum number of shares which may be issued under the Plan shall not exceed 1,000,000 shares. The Board of Directors has not authorized the issuance of any stock options or common shares pursuant to the Plan as of the date of the financial statements.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

Since our inception in December, 2007 we have not changed accountants and there are no disagreements with the findings of our accountants.


ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) The following financial statements required by Item 302 of Regulation S-K and Regulation S-X are furnished herein:


INDEPENDENT REGISTERED AUDITOR'S REPORT          F - 1

FINANCIAL STATEMENTS

  Balance Sheet                                  F - 2

  Statement of Operations                        F - 3

  Statement of Changes in Stockholders' Equity   F - 4

  Statement of Cash Flows                        F - 5

  Notes to Financial Statements                  F - 6


(b)  INDEX TO EXHIBITS
      (3)  Articles of Incorporation and by-laws

      (4) Instruments defining the rights of security holders - including indentures.

      (10) Additional Exhibits.



(c)  DESCRIPTION OF EXHIBITS

Exhibit      Description
-------      -----------
   3.1       Articles of Incorporation - as filed December 10,
             2007
  3.4        By-Laws - adopted on December  12, 2007
  4.1        Specimen Stock Certificate

                         SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of
1934, the registrant caused this Registration Statement on Form
10-12G to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated, April 8, 2008





            GOLD STAR TUTORING SERVICES, INC. - Registrant



            By: /s/Mindy Kline
               --------------------------------
                 Mindy Kline, President
                 Chief Executive Officer





            By: /s/Robert M. Kline
               --------------------------------
                 Robert M. Kline, Secretary and
                 Treasurer, Chief Financial Officer
                 Principal Accounting Officer

















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